UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2023

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2023, Healthcare Triangle Inc. (the “Company”) entered into a revised board agreement with Mr. Dave Rosa, Chairman of the Board of Directors of the Company (the “Agreement”), effective July 1, 2023. Mr. Rosa qualifies as an ‘independent director’ for purposes of the NASDAQ listing standards, and apart from being the Chairman of the Board, serves as Chairman of the Compensation Committee and as a member on the Company’s Audit Committee.

Mr. Rosa has served as a member of our board of directors since August 2021. Since 2016, Mr. Rosa has been and currently is President and CEO of NeuroOne Medical Technologies (NMTC: Nasdaq), a publicly traded company on the Nasdaq. He also serves on the boards of Biotricity (BTCY: OTC), a publicly traded company on the Over the Counter (OTC) platform, where he currently serves as compensation committee chairman and Neuro Event Labs, a privately held company in Finland, where he currently serves as Chairman of the Board. Mr. Rosa has over 25 years of experience holding a variety of senior management roles representing several medical device markets. His recent experience includes developing early-stage companies to commercialization and Nasdaq listing. Mr. Rosa holds a Master of Business Administration degree from Duquesne University and Bachelor of Science degree in Commerce and Engineering from Drexel University.

Per the revised Agreement, Mr. Rosa will receive compensation consistent with his expanded duties and critical service to the Company. Mr. Rosa’s compensation, per the Agreement Mr. Rosa shall comprise of (i) an annual cash stipend of $120,000, and (b) an annual grant of stock options for 10,000 shares of the Company’s common stock under its 2020 Stock Incentive Plan.

Among his key responsibilities as Chairman of the Board, Mr. Rosa will ensure compliance with corporate governance standards applicable to the Company, chair meetings of the Company’s Board, shareholders and executive sessions of the Board, coordinate the activities of the directors of the Board, serve as a formal liaison between the Company’s senior management and the directors of the Board, coordinate the activities of the Board’s operating committees and assist management in maintaining effective communication with the Company’s shareholders. The Agreement may be terminated by Mr. Rosa immediately by notice in writing.

There are no family relationships between Mr. Rosa and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above description is a summary of the Agreement and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Agreement, which is filed as Exhibit 10.1, respectively, with this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Board Agreement, dated as of July 13, 2023, by and between the Company and Dave Rosa.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Date: July 14, 2023	By: /s/ Thyagarajan Ramachandran
Name: Thyagarajan Ramachandran
Title: Chief Financial Officer

3